Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

26-14

Contacts:	Jayshree Desai, CFO	Media – Mili Gosar
	Kip Rupp, CFA, IRC - Investors	FGS Global
	Sean Eastman - Investors	(832) 640-7570
Quanta Services, Inc.
(713) 629-7600

QUANTA SERVICES REPORTS SECOND QUARTER 2026 RESULTS

Second Quarter Consolidated Revenues of $9.6 Billion*

Second Quarter GAAP Diluted EPS of $2.96* and Adjusted Diluted EPS of $4.24*

Net Income Attributable to Common Stock of $451.4 Million*

Adjusted EBITDA of $1.1 Billion*

Cash Flow From Operations of $1.1 Billion* and Free Cash Flow of $0.9 Billion*

Remaining Performance Obligations (RPO) of $33.6 Billion* and Total Backlog of $53.4 Billion*

Significantly Increasing 2026 Financial Expectations Across All Metrics

* = Record quarterly or record second quarter result

HOUSTON – July 30, 2026 - Quanta Services, Inc. (NYSE: PWR) today announced results for the three months ended June 30, 2026. Revenues in the second quarter of 2026 were $9.56 billion compared to revenues of $6.77 billion in the second quarter of 2025, and net income attributable to common stock was $451.4 million, or $2.96 per diluted share, in the second quarter of 2026 compared to net income attributable to common stock of $229.3 million, or $1.52 per diluted share, in the second quarter of 2025. Adjusted diluted earnings per share attributable to common stock was $4.24 for the second quarter of 2026 compared to $2.48 for the second quarter of 2025.

“Quanta delivered an exceptional first half of the year, highlighted by second-quarter results that meaningfully exceeded expectations and reflect the compounding strength and momentum of our operating model. Revenue, adjusted EBITDA and adjusted diluted earnings per share all achieved strong double-digit growth, cash flow was robust and total backlog reached a record level at quarter end. These results demonstrate the power of our differentiated, solutions-based operating model, as well as the execution certainty our self-perform capabilities and craft-skilled workforce deliver for customers every day. Given this outperformance, our improved visibility into the back half of the year, and the expected contribution from recently completed acquisitions that strengthen our platform, we are significantly increasing our full-year 2026 financial expectations across all metrics. We believe these results, and our long-term track record, are a clear differentiator of Quanta’s ability to compound profitable growth as our customers accelerate investment in the electric grid, power generation and mission-critical infrastructure that underpin the economy,” said Duke Austin, President and Chief Executive Officer of Quanta Services.

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“We recently completed the acquisitions of Phalcon, Enerfab, Percheron and PSD and are pleased to welcome them to the Quanta family. These businesses deepen our self-perform, craft-skilled capabilities across electrical, mechanical, fabrication and front-end disciplines, bolster our geographic density in key markets, and further diversify our end-market exposure across the utility, technology and load center, industrial and energy sectors in the United States and Australia. Together, they solidify Quanta’s position as the partner of choice for customers building and modernizing critical infrastructure — and strengthen our conviction in achieving the multi-year growth targets we outlined at our 2026 Investor Day.”

Certain items that impacted Quanta’s results for the three and six months ended June 30, 2026 and 2025 are reflected as adjustments in the calculation of Quanta’s adjusted net income attributable to common stock, adjusted diluted earnings per share attributable to common stock and adjusted EBITDA (non-GAAP financial measures). These items are described in the accompanying tables reconciling adjusted net income attributable to common stock, EBITDA and adjusted EBITDA to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock. Quanta completed three acquisitions in the first six months of 2026 and eight acquisitions during the full year 2025, and the results of the acquired businesses are included in Quanta’s consolidated results from the respective acquisition dates. For further information on the items that impacted comparability of 2026 and 2025, see the footnotes in the accompanying tables presenting Supplemental Segment Data and reconciliations of EBITDA, adjusted EBITDA, adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock (non-GAAP financial measures) to their comparable GAAP financial measures.

ACQUIRED FOUR COMPANIES DURING THE SECOND QUARTER AND IN JULY OF 2026

During the second quarter and in July of 2026, Quanta completed the acquisitions of Phalcon, Ltd. (Phalcon) and Enerfab Holdings, Inc. (Enerfab), two high-quality companies that align with our strategic plan and enhance the platform Quanta has been purposefully building for several years through the acquisitions of Cupertino Electric, Dynamic Systems and Tri-City Group. Quanta is executing on a multi-year strategy to assemble deep, self-perform craft-skilled capabilities across electrical, mechanical and fabrication disciplines serving diverse end markets, rather than concentrating around any single end market or customer type.

Phalcon, headquartered in Farmington, Connecticut, and with an operating history established in 1983, is a regional leader providing electrical services primarily to customers in the utility, technology and load center and commercial end markets. Phalcon has approximately 4,100 employees and fabrication and modular facilities spanning more than 400,000 square feet, and expands Quanta’s craft-skilled electrical capabilities across the Northeast and Mid-Atlantic, in the growing data center and mission-critical facility markets.

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Enerfab, founded in 1901 and headquartered in Cincinnati, Ohio, provides fabrication, electrical, mechanical, construction and maintenance services to the industrial, utility, power generation, energy and other markets. With approximately 2,100 employees and fabrication facilities spanning approximately 250,000 square feet, Enerfab strengthens Quanta’s infrastructure solutions offerings, including specialty fabrication capabilities supporting power generation, data center and advanced manufacturing customers.

In addition, Quanta completed the acquisitions of Percheron Holdings (Percheron) and PSD Global Holdings Pty Ltd (PSD). These companies strengthen Quanta’s craft-skilled, front-end services and fabrication and manufacturing platforms and expand Quanta’s ability to serve customers’ critical infrastructure needs across the utility, power, technology and load center, industrial and energy end markets in the United States and Australia.

Percheron, headquartered in Katy, Texas, and with an operating history established in 1985, provides a full suite of front-end services, including land services (title and right-of-way), surveying and geospatial services, and engineering design work. Percheron’s team of approximately 1,050 professionals operates across the United States primarily serving the utility, renewable, energy and industrial industries.

Based in Adelaide, South Australia with 170 employees and founded in 2005, PSD provides turnkey engineering, fabrication and manufacturing, including transportable substation buildings and switchgear, and construction services, to the utility, renewable, energy, mining and other infrastructure industries in Australia. PSD’s capabilities and customer base are complementary to and enhance Quanta’s existing Australian infrastructure solutions operations.

Phalcon, Percheron and PSD were acquired in the second quarter of 2026 and did not materially contribute to Quanta’s financial performance during the period, and Enerfab was acquired in July 2026. For the full year of 2026, in the aggregate, Quanta expects these acquisitions to contribute approximately $1.2 billion - $1.4 billion of revenues and approximately $120 million to $140 million of adjusted EBITDA. The majority of the financial contribution from these companies is expected to be included in the Electric segment. The aggregate upfront consideration, net of cash acquired, for these transactions was approximately $1.24 billion, consisting of approximately $1.07 billion in cash, subject to customary adjustments, and approximately $173.3 million in Quanta common stock. Additionally, certain contingent consideration amounts of up to approximately $242.3 million are payable to the extent the acquired business achieves certain financial and other operating performance targets during post-acquisition measurement periods. Quanta funded the cash portion of the transactions with drawings under its existing debt financing arrangements and cash on hand.

RECENT HIGHLIGHTS

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Formed a Joint Venture to Expand Domestic High-Voltage Circuit Breaker Manufacturing - In June 2026, Hyosung HICO and Quanta announced the formation of a joint venture, Hyosung HICO Breaker, LLC, to manufacture high-voltage circuit breakers in the United States. The joint venture will operate from a refurbished facility at Quanta’s subsidiary’s manufacturing site in Canonsburg, Pennsylvania, and will produce high-voltage and extra-high-voltage gas circuit breakers rated up to 800 kV for the utility, industrial, technology and load center markets. Quanta’s participation in the joint venture expands its domestic manufacturing capabilities and enhances its ability to offer critical-path supply chain solutions to customers amid rising electricity demand driven by data centers, electrification and grid modernization.

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Named 2026 Top Solar Contractor by Solar Power World - In July 2026, Quanta announced that it has been named the top solar solutions provider in the United States by Solar Power World for the third time in four years. Quanta operating companies, utilizing their combined expertise and collaborative efforts, installed more than 6,100 megawatts of domestic solar generating capacity in 2025.

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Authorized a New $1 Billion Stock Repurchase Program and Declared Quarterly Cash Dividend - In May 2026, Quanta’s Board of Directors authorized a new stock repurchase program under which the company may repurchase, from time to time, up to $1 billion of its outstanding common stock through open-market or privately negotiated transactions. Under the company’s prior repurchase program, which expired June 30, 2026, Quanta had acquired 540,788 shares of its outstanding common stock in the open market for a total cost of approximately $135 million. Additionally, in May 2026, Quanta’s Board of Directors declared a quarterly cash dividend of $0.11 per share, or $0.44 per share on an annualized basis.

•	Received Credit Rating Upgrade from Moody’s - In June 2026, Moody’s Ratings upgraded Quanta’s senior unsecured notes rating to Baa2 from Baa3, and its commercial paper rating to Prime-2 from Prime-3.

•

Joseph Kim Elected to the Board of Directors - At Quanta’s 2026 Annual Meeting of Stockholders in May, Joseph Kim was elected to the company’s Board of Directors. Mr. Kim currently serves as President, Chief Executive Officer and director of Sunoco GP LLC, the general partner of Sunoco LP. He brings extensive executive-level leadership and operational experience, including supply chain and logistics expertise, as well as deep expertise in the energy industry and a strong track record in strategic planning, capital allocation and risk management.

RESULTS FOR THE SIX MONTHS ENDED JUNE 30, 2026

Revenues in the six months ended June 30, 2026 were $17.43 billion compared to revenues of $13.01 billion in the six months ended June 30, 2025, and net income attributable to common stock was $672.0 million, or $4.41 per diluted share, in the six months ended June 30, 2026 compared to net income attributable to common stock of $373.5 million, or $2.47 per diluted share, in the six months ended June 30, 2025. Adjusted diluted earnings per share attributable to common stock was $6.92 for the six months ended June 30, 2026 compared to $4.25 for the six months ended June 30, 2025.

FULL-YEAR 2026 OUTLOOK

Prior to the Company’s conference call, management will post a summary of Quanta’s updated 2026 guidance expectations with additional commentary in the “News and Events” and “Financial Info” areas of the Investor Relations section of Quanta’s website at http://investors.quantaservices.com.

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The long-term outlook for Quanta’s business is positive. However, weather, regulatory, permitting, supply chain challenges and other factors affecting project timing and execution have impacted, and may impact in the future, Quanta’s financial results. Additionally, we continue to consider future uncertainty associated with overall challenges to the domestic and global economy, including inflation, interest rates and potential recessionary economic conditions. Quanta’s financial outlook for revenues, margins and earnings reflects management’s effort to align these uncertainties with the backlog the Company is executing on and the opportunities expected to materialize during the remainder of 2026.

The following forward-looking statements are based on current expectations, and actual results may differ materially, as described below in Cautionary Statement About Forward-Looking Statements and Information. For the full year ending December 31, 2026, Quanta now expects revenues to range between $39.3 billion and $39.7 billion and net income attributable to common stock to range between $1.74 billion and $1.82 billion. Quanta also now expects diluted earnings per share attributable to common stock to range between $11.41 and $11.92 and adjusted diluted earnings per share attributable to common stock to range between $16.45 and $16.95. Quanta now expects EBITDA to range between $3.74 billion and $3.86 billion and adjusted EBITDA to range between $4.09 billion and $4.21 billion. Additionally, for the full year ending December 31, 2026, Quanta now expects net cash provided by operating activities to range between $2.90 billion and $3.40 billion and free cash flow (a non-GAAP financial measure) to range between $2.00 billion and $2.50 billion.

NON-GAAP FINANCIAL MEASURES

The financial measures not prepared in conformity with generally accepted accounting principles in the United States (GAAP) that are utilized in this press release are provided to enable investors, analysts and management to evaluate Quanta’s performance excluding the effects of certain items that management believes impact the comparability of operating results between reporting periods. In addition, management believes these measures are useful in comparing Quanta’s operating results with those of its competitors. These measures should be used in addition to, and not in lieu of, financial measures prepared in conformity with GAAP.

Please see the accompanying tables for reconciliations of the following non-GAAP financial measures for Quanta’s current and historical results and full-year 2026 expectations (as applicable): adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock; adjusted net income attributable to common stock, EBITDA and adjusted EBITDA to net income attributable to common stock; free cash flow to net cash provided by operating activities; and backlog to remaining performance obligations.

EARNINGS WEBCAST AND SUPPLEMENTAL MATERIALS INFORMATION

Quanta Services has scheduled a webcast and conference call for 9:00 a.m. Eastern Time today, July 30, 2026. This event will be facilitated through web-based audio using a Zoom Webinar. To register for and access the event, please log in to the webinar through the Investor Relations section of Quanta’s website (http://investors.quantaservices.com). Once registered, if you prefer to access the call by phone, dial-in details will be provided on the event access page upon registration and when prompted, please enter the unique Participant ID provided to join the call. Please allow at least 15 minutes to register and download and install any necessary audio software. For those who cannot participate live, shortly following the webcast a digital recording will be available on the Company’s website.

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Additionally, Quanta has posted its Second Quarter 2026 Operational and Financial Commentary, as well as all other supplemental earnings call materials, in the Investor Relations section of the Quanta Services website. While management intends to make brief introductory remarks during the earnings call, the Operational and Financial Commentary is intended to largely replace management’s prepared remarks, allowing additional time for questions from the institutional investment community. For more information, please contact Kip Rupp, Vice President - Investor Relations or Sean Eastman, Director - Investor Relations at Quanta Services, at 713-629-7600 or investors@quantaservices.com.

FOLLOW QUANTA IR ON SOCIAL MEDIA

Investors and others should note that while Quanta announces material financial information and makes other public disclosures of information regarding Quanta through U.S. Securities and Exchange Commission (SEC) filings, press releases and public conference calls, it also utilizes social media to communicate this information. It is possible that the information Quanta posts on social media could be deemed material. Accordingly, Quanta encourages investors, the media and others interested in our company to follow Quanta, and review the information it posts, on the social media channels listed in the Investor Relations section of the Quanta Services website.

ABOUT QUANTA SERVICES

Quanta Services is an industry leader in providing specialized infrastructure solutions to the utility, power generation, load center, communications, pipeline, and energy industries. Quanta’s comprehensive services include designing, installing, repairing and maintaining energy, load center and communications infrastructure. With operations throughout the United States, Canada, Australia and select other international markets, Quanta has the manpower, resources and expertise to safely complete projects that are local, regional, national or international in scope. For more information, visit www.quantaservices.com.

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Cautionary Statement About Forward-Looking Statements and Information

This press release (and oral statements regarding the subject matter of this press release, including those made on the conference call and webcast announced herein) contains forward-looking statements intended to qualify for the “safe harbor” from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, but are not limited to, statements relating to projected revenues, net income, earnings per share, margins, cash flows, liquidity, weighted average shares outstanding, capital expenditures, interest rates and tax rates, as well as other projections of operating results and GAAP and non-GAAP financial results, including EBITDA, adjusted EBITDA and backlog; expectations regarding Quanta’s business or financial outlook; expectations regarding opportunities, technological developments, competitive positioning, future economic and regulatory conditions and other trends in particular markets or industries; expectations regarding Quanta’s plans and strategies, including with respect to supply chain solutions and expanded or new services offerings; the business plans or financial condition of Quanta’s customers; the potential benefits from, and future financial and operational performance of, acquired businesses and investments; the expected value of contracts or intended contracts with customers, as well as the expected timing, scope, services, term or results of any awarded or expected projects; possible recovery of pending or contemplated insurance claims, change orders and claims asserted against customers or third parties, as well as the collectability of receivables; the development of and opportunities with respect to future projects, including projects involving renewable energy and other power generation, electrical grid modernization, upgrade and hardening projects, data centers and other technology infrastructure, advanced manufacturing facilities and larger transmission and pipeline infrastructure; expectations regarding the future availability and price of materials and equipment necessary for the performance of Quanta’s business; the expected impact of global and domestic economic or political conditions on Quanta’s business, financial condition, results of operations, cash flows, liquidity and demand for Quanta’s services, including inflation, interest rates, tariffs and recessionary economic conditions and commodity prices and production volumes; the expected impact of changes or potential changes in climate and the physical and transition risks associated with changes in climate; future capital allocation initiatives, including the amount and timing of, and strategies with respect to, any future acquisitions, investments, cash dividends, repurchases of Quanta’s equity or debt securities or repayments of other outstanding debt; the expected impact of existing or potential legislation or regulation; potential opportunities that may be indicated by bidding activity or similar discussions with customers; the future demand for, availability of and costs related to labor resources in the industries Quanta serves; the expected recognition and realization of Quanta’s remaining performance obligations and backlog; expectations regarding the outcome of pending or threatened legal proceedings; and expectations regarding Quanta’s ability to maintain its current credit ratings; as well as statements reflecting expectations, intentions, assumptions or beliefs about future events, and other statements that do not relate strictly to historical or current facts. These forward-looking statements are not guarantees of future performance; rather they involve or rely on a number of risks, uncertainties, and assumptions that are difficult to predict or are beyond our control, and reflect management’s beliefs and assumptions based on information available at the time the statements are made. We caution you that actual outcomes and results may differ materially from what is expressed, implied or forecasted by our forward-looking statements and that any or all of our forward-looking statements may turn out to be inaccurate or incorrect. Forward-looking statements can be affected by inaccurate assumptions and by known or unknown risks and uncertainties including, among others, market, industry, economic, financial or political conditions that are outside of the control of Quanta, including economic, energy, infrastructure and environmental policies and plans that are adopted or proposed by the U.S. federal and state governments or other governments in territories or countries in which Quanta operates, inflation, interest rates, recessionary economic conditions, deterioration of global or specific trade relationships and geopolitical conflicts and political unrest; quarterly variations in operating and financial results, liquidity, financial condition, cash flows, capital requirements and reinvestment opportunities; trends and growth opportunities in relevant markets, including Quanta’s ability to obtain future project awards; delays, deferrals, reductions in scope or cancellations of anticipated, pending or existing projects as a result of, among other things, supply chain or production disruptions and other logistical challenges, weather, regulatory or permitting issues, right of way acquisition, environmental processes, project performance issues, claimed force majeure events, protests or other political activity, legal challenges, inflationary pressure, reductions or eliminations in governmental funding or customer capital constraints; the effect of commodity prices and production volumes, which have been and may continue to be affected by inflationary pressure and geopolitical conditions, on Quanta’s operations and growth opportunities and on customers’ capital programs and demand for Quanta’s services; the successful negotiation, execution, performance and completion of anticipated, pending and existing contracts; events arising from operational hazards, including, among others, wildfires and explosions, that can arise due to the nature of Quanta’s services and certain of Quanta’s product solutions, as well as the conditions in which Quanta operates and can be due to the failure of infrastructure on which Quanta has performed services and result in significant liabilities that may be exacerbated in certain geographies and locations; unexpected costs, liabilities, fines or penalties that may arise from legal proceedings, indemnity obligations, reimbursement obligations associated with letters of credit or bonds, multiemployer pension plans or other claims or actions asserted against Quanta, including amounts not covered by, or in excess of the coverage under, third-party insurance; potential unavailability or cancellation of third-party insurance coverage, as well as the exclusion of coverage for certain losses, potential increases in premiums and deductibles for coverage deemed beneficial to Quanta, increases in amounts or retention amounts or the unavailability of coverage deemed beneficial to Quanta at reasonable and competitive rates (e.g., coverage for wildfire events); damage to Quanta’s brand or reputation, as well as potential costs, liabilities, fines and penalties, arising as a result of cybersecurity breaches, environmental and occupational health and safety matters, corporate scandal, failure to successfully perform or negative publicity regarding a high-profile or large-scale infrastructure project, involvement in a catastrophic event (e.g., fire, explosion) or other negative incidents; disruptions in, or failure to adequately protect, Quanta’s information technology systems; Quanta’s dependence on suppliers, subcontractors, equipment manufacturers and other third-parties, and the impact of, among other things, inflationary pressure, regulatory, supply chain and logistical challenges on these third parties; estimates and assumptions relating to financial results, remaining performance obligations and backlog; Quanta’s inability to attract, the potential shortage of and increased costs with respect to skilled employees, as well as Quanta’s inability to retain or attract key personnel and qualified employees; Quanta’s dependence on fixed price contracts and the potential to incur losses with respect to these contracts; cancellation provisions within contracts and the risk that contracts expire and are not renewed or are replaced on less favorable terms; Quanta’s inability or failure to comply with the terms of its contracts, which may result in additional costs, unexcused delays, warranty claims, failure to meet performance guarantees, damages or contract terminations; adverse weather conditions, natural disasters and other emergencies, including wildfires, pandemics, hurricanes, tropical storms, floods, debris flows, earthquakes and other geological- and weather-related hazards; the impact of changes in climate; Quanta’s ability to generate internal growth; competition in Quanta’s business, including the ability to effectively compete for new projects and market share, as well as technological advancements and market developments that could reduce demand for Quanta’s services; the failure of existing or potential legislative actions and initiatives to result in increased demand for Quanta’s services or budgetary or other constraints that may reduce or eliminate tax incentives or government funding for projects, which may result in project delays or cancellations; unavailability of, or increased prices for, materials, equipment and consumables (such as fuel) used in Quanta’s or its customers’ businesses, including as a result of inflationary pressure, supply chain or production disruptions, governmental regulations on sourcing, the imposition of tariffs, duties, taxes or other assessments, and other changes in U.S. trade relationships with foreign countries; loss of or deterioration of relationships with customers with whom Quanta has long-standing or significant relationships; the potential that participation in joint ventures or similar structures exposes Quanta to liability or harm to its reputation as a result of acts or omissions by partners; the inability or refusal of customers or third-party contractors to pay for services, which could result in the inability to collect our outstanding receivables, failure to recover amounts billed to, or avoidance of certain payments received from, customers in bankruptcy or failure to recover on change orders or contract claims; risks associated with operating in international markets and U.S. territories, including instability of governments, significant currency exchange fluctuations, and compliance with unfamiliar legal and labor systems and cultural practices, the U.S. Foreign Corrupt Practices Act and other applicable anti-bribery and anti-corruption laws, and complex U.S. and foreign tax regulations and international treaties; inability to successfully identify, complete, integrate and realize synergies from acquisitions, including the inability to retain key personnel from acquired businesses; the potential adverse impact of acquisitions and investments, including the potential increase in risks already existing in Quanta’s operations, poor performance or decline in value of acquired businesses or investments and unexpected costs or liabilities that may arise from acquisitions or investments; the adverse impact of impairments of goodwill, other intangible assets, receivables, long-lived assets or investments; the impact of the unionized portion of Quanta’s workforce on its operations; inability to access sufficient funding to finance desired growth and operations, including the ability to access capital markets on favorable terms, as well as fluctuations in the price and trading volume of Quanta’s common stock, debt covenant compliance, interest rate fluctuations, a downgrade in our credit ratings and other factors affecting financing and investing activities; the ability to obtain bonds, letters of credit and other project security; new or changed tax laws, treaties or regulations or the inability to realize deferred tax assets; and other risks and uncertainties detailed in Quanta’s Annual Report on Form 10-K for the year ended December 31, 2025, Quanta’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2026 and June 30, 2026 (when filed) and any other documents that Quanta files with the SEC. For a discussion of these risks, uncertainties and assumptions, investors are urged to refer to Quanta’s documents filed with the SEC that are available through Quanta’s website at www.quantaservices.com or through the SEC’s Electronic Data Gathering and Analysis Retrieval System (EDGAR) at www.sec.gov. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those expressed or implied in any forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements, which are current only as of this date. Quanta does not undertake and expressly disclaims any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Quanta further expressly disclaims any written or oral statements made by any third party regarding the subject matter of this press release.

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Quanta Services, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

For the Three and Six Months Ended

June 30, 2026 and 2025

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Revenues	$9,556,997	$6,773,007	$17,431,784	$13,006,341
Cost of services	8,011,819	5,765,433	14,779,277	11,164,730

Gross profit	1,545,178	1,007,574	2,652,507	1,841,611
Equity in earnings of integral unconsolidated affiliates	11,590	14,444	26,059	27,373
Selling, general and administrative expenses	(698,490)	(528,355)	(1,319,216)	(1,022,321)
Amortization of intangible assets	(156,957)	(113,178)	(309,338)	(222,740)
Increase in fair value of contingent consideration liabilities	(6,487)	(10,203)	(16,399)	(14,560)

Operating income	694,834	370,282	1,033,613	609,363
Interest and other financing expenses	(73,548)	(59,579)	(146,815)	(113,891)
Interest income	3,307	3,782	6,215	7,623
Other (expense) income, net	(7,430)	4,138	(19,494)	4,377

Income before income taxes	617,163	318,623	873,519	507,472
Provision for income taxes	157,584	85,100	182,509	124,980

Net income	459,579	233,523	691,010	382,492
Less: Net income attributable to non-controlling interests	8,198	4,273	19,004	8,984

Net income attributable to common stock	$451,381	$229,250	$672,006	$373,508

Earnings per share attributable to common stock:
Basic	$3.01	$1.54	$4.48	$2.52

Diluted	$2.96	$1.52	$4.41	$2.47

Shares used in computing earnings per share:
Weighted average basic shares outstanding	150,208	148,448	149,995	148,361

Weighted average diluted shares outstanding	152,439	150,923	152,289	150,937

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Quanta Services, Inc. and Subsidiaries Condensed Consolidated Balance Sheets (In thousands) (Unaudited)

	June 30,	December 31,
	2026	2025
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$506,431	$439,508
Accounts receivable, net	8,532,311	6,847,091
Contract assets	1,534,265	1,522,186
Inventories	469,865	370,372
Prepaid expenses and other current assets	816,882	724,260

Total current assets	11,859,754	9,903,417
PROPERTY AND EQUIPMENT, net	3,697,411	3,455,204
OPERATING LEASE RIGHT-OF-USE ASSETS	467,652	400,814
OTHER ASSETS, net	1,182,033	944,050
OTHER INTANGIBLE ASSETS, net	3,216,084	2,906,188
GOODWILL	7,868,886	7,317,228

Total assets	$28,291,820	$24,926,901

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt and short-term debt	$683,022	$763,898
Current portion of operating lease liabilities	125,376	114,377
Accounts payable and accrued expenses	5,748,126	4,579,458
Contract liabilities	4,241,933	3,258,465

Total current liabilities	10,798,457	8,716,198
LONG-TERM DEBT, net of current maturities	5,421,862	5,231,008
OPERATING LEASE LIABILITIES, net of current portion	372,875	309,671
DEFERRED INCOME TAXES	513,921	502,626
INSURANCE AND OTHER NON-CURRENT LIABILITIES	1,442,762	1,139,524

Total liabilities	18,549,877	15,899,027

TOTAL STOCKHOLDERS’ EQUITY	9,637,942	8,938,249
NON-CONTROLLING INTERESTS	104,001	89,625

TOTAL EQUITY	9,741,943	9,027,874

Total liabilities and equity	$28,291,820	$24,926,901

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Quanta Services, Inc. and Subsidiaries Supplemental Segment Data For the Three and Six Months Ended June 30, 2026 and 2025 (In thousands, except percentages) (Unaudited)

Segment Results

The following table sets forth segment revenues, segment operating income and operating margins for the periods indicated. Operating margins are calculated by dividing operating income by revenues.

	Three Months Ended June 30,				Six Months Ended June 30,
	2026		2025		2026		2025
Revenues:
Electric	$7,837,805	82.0%	$5,458,074	80.6%	$14,306,462	82.1%	$10,402,465	80.0%
Underground and Infrastructure	1,719,192	18.0	1,314,933	19.4	3,125,322	17.9	2,603,876	20.0

Consolidated revenues	$9,556,997	100.0%	$6,773,007	100.0%	$17,431,784	100.0%	$13,006,341	100.0%

Operating income (loss):
Electric (a)	$898,225	11.5%	$552,620	10.1%	$1,459,307	10.2%	$960,784	9.2%
Underground and Infrastructure	155,772	9.1%	90,703	6.9%	261,389	8.4%	167,570	6.4%
Corporate and Non-Allocated Costs (b)	(359,163)	(3.8)%	(273,041)	(4.0)%	(687,083)	(3.9)%	(518,991)	(4.0)%

Consolidated operating income	$694,834	7.3%	$370,282	5.5%	$1,033,613	5.9%	$609,363	4.7%

(a)

Included in operating income for the Electric segment was equity in earnings of integral unconsolidated affiliates of $11.6 million and $14.4 million for the three months ended June 30, 2026 and 2025, and $26.1 million and $27.4 million for the six months ended June 30, 2026 and 2025.

(b)

Included in corporate and non-allocated costs was, among other things, amortization expense of $157.0 million and $113.2 million or the three months ended June 30, 2026 and 2025, and $309.3 million and $222.7 million for the six months ended June 30, 2026 and 2025, as well as non-cash stock-based compensation of $63.4 million and $44.1 million for the three months ended June 30, 2026 and 2025 and $126.0 million and $82.2 million for the six months ended June 30, 2026 and 2025.

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Quanta Services, Inc. and Subsidiaries Supplemental Data (In thousands) (Unaudited)

Remaining Performance Obligations and Backlog (a non-GAAP financial measure)

Quanta’s remaining performance obligations represent management’s estimate of consolidated revenues that are expected to be realized from the remaining portion of firm orders under fixed price contracts not yet completed or for which work has not yet begun as of such dates and, to a lesser extent, from certain unit-priced contracts with more than an insignificant amount of partially completed units. For purposes of calculating remaining performance obligations, Quanta includes all estimated revenues attributable to consolidated joint ventures and variable interest entities, revenues from funded and unfunded portions of government contracts to the extent they are reasonably expected to be realized, and revenues from change orders and claims to the extent management believes additional contract revenues will be earned and are deemed probable of collection.

Quanta has also historically disclosed its backlog, a measure commonly used in its industry but not recognized under GAAP. Quanta believes this measure enables management to more effectively forecast its future capital needs and results and better identify future operating trends that may not otherwise be apparent. Quanta believes this measure is also useful for investors in forecasting Quanta’s future results and comparing Quanta to its competitors. Quanta’s remaining performance obligations, as described above, are a component of its backlog calculation, which also includes estimated orders under master service agreements (MSAs), including estimated renewals, and certain non-fixed price contracts. Quanta’s methodology for determining backlog may not be comparable to the methodologies used by other companies.

Estimates of the timing of revenue recognition of remaining performance obligations are subject to change based on, among other things, project accelerations; project cancellations or delays, including but not limited to those caused by commercial issues, regulatory requirements, natural disasters, emergencies and adverse weather conditions; and final acceptance of change orders by customers. These factors can cause revenues to be realized in periods and at levels that are different than originally projected.

The following table reconciles total remaining performance obligations to Quanta’s backlog (a non-GAAP financial measure) by reportable segment along with estimates of amounts expected to be realized within 12 months. The following table shows dollars in thousands.

	June 30, 2026		December 31, 2025		June 30, 2025
	12 Month	Total	12 Month	Total	12 Month	Total
Electric
Remaining performance obligations	$20,409,603	$29,114,647	$14,188,737	$21,638,080	$11,231,906	$17,963,215
Estimated orders under MSAs and short-term, non-fixed price contracts	6,270,741	14,675,391	7,755,355	14,528,626	5,946,397	12,320,083

Backlog	$26,680,344	$43,790,038	$21,944,092	$36,166,706	$17,178,303	$30,283,298

Underground and Infrastructure
Remaining performance obligations	$3,105,330	$4,439,508	$1,518,060	$2,124,934	$909,409	$1,197,644
Estimated orders under MSAs and short-term, non-fixed price contracts	2,528,514	5,210,950	2,404,135	5,684,768	1,960,403	4,363,593

Backlog	$5,633,844	$9,650,458	$3,922,195	$7,809,702	$2,869,812	$5,561,237

Total
Remaining performance obligations	$23,514,933	$33,554,155	$15,706,797	$23,763,014	$12,141,315	$19,160,859
Estimated orders under MSAs and short-term, non-fixed price contracts	8,799,255	19,886,341	10,159,490	20,213,394	7,906,800	16,683,676

Backlog	$32,314,188	$53,440,496	$25,866,287	$43,976,408	$20,048,115	$35,844,535

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Six Months Ended

June 30, 2026 and 2025

(In thousands, except per share information)

(Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of adjusted net income attributable to common stock to net income attributable to common stock and adjusted diluted earnings per share attributable to common stock to diluted earnings per share attributable to common stock for the three and six months ended June 30, 2026 and 2025. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as our peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items in the table: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in losses and earnings of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vi) change in fair value of non-marketable equity securities, net varies from period to period based on various factors, including changes in the financial performance of the investee, the investee’s operating environment and general market conditions and (vii) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Adjusted Net Income and Adjusted Diluted Earnings

Per Share Attributable to Common Stock

For the Three and Six Months Ended

June 30, 2026 and 2025

(In thousands, except per share information)

(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Reconciliation of adjusted net income attributable to common stock:
Net income attributable to common stock (GAAP as reported)	$451,381	$229,250	$672,006	$373,508
Acquisition and integration costs (a)	28,523	24,599	39,752	38,374
Increase in fair value of contingent consideration liabilities	6,487	10,203	16,399	14,560
Equity in losses of non-integral unconsolidated affiliates	6,406	499	8,677	417
Change in fair value of non-marketable equity security investments, net	—	—	10,380	—
Income tax impact of adjustments (b)	(9,702)	(8,458)	(17,636)	(11,971)
Impact of income tax contingency releases	(2,068)	—	(2,068)	—

Adjusted net income attributable to common stock before certain non-cash adjustments	481,027	256,093	727,510	414,888
Non-cash stock-based compensation	63,379	44,071	126,013	82,222
Amortization of intangible assets	156,957	113,178	309,338	222,740
Amortization included in equity in earnings of integral unconsolidated affiliates	2,604	1,604	5,312	2,323
Income tax impact of non-cash adjustments (b)	(57,990)	(41,332)	(114,624)	(79,948)

Adjusted net income attributable to common stock	$645,977	$373,614	$1,053,549	$642,225

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock (GAAP as reported)	$2.96	$1.52	$4.41	$2.47
Acquisition and integration costs (a)	0.19	0.16	0.26	0.25
Increase in fair value of contingent consideration liabilities	0.04	0.07	0.11	0.10
Equity in losses of non-integral unconsolidated affiliates	0.04	—	0.06	—
Change in fair value of non-marketable equity security investments, net	—	—	0.07	—
Income tax impact of adjustments (b)	(0.06)	(0.05)	(0.12)	(0.07)
Impact of income tax contingency releases	(0.01)	—	(0.01)	—

Adjusted diluted earnings per share before certain non-cash adjustments	3.16	1.70	4.78	2.75
Non-cash stock-based compensation	0.42	0.29	0.83	0.54
Amortization of intangible assets	1.03	0.75	2.03	1.48
Amortization included in equity in earnings of integral unconsolidated affiliates	0.02	0.01	0.03	0.02
Income tax impact of non-cash adjustments (b)	(0.39)	(0.27)	(0.75)	(0.54)

Adjusted diluted earnings per share	$4.24	$2.48	$6.92	$4.25

Weighted average shares outstanding for diluted and adjusted diluted earnings per share	152,439	150,923	152,289	150,937

See notes to follow.

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(a)

The amounts include $1.9 million and $4.2 million for the three months ended June 30, 2026 and 2025 and $4.1 million and $8.5 million for the six months ended June 30, 2026 and 2025 that, pursuant to acquisition purchase agreements, were or will be withheld from the sellers’ proceeds, and have or will be paid to certain employees upon satisfaction of post-closing service obligations.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three and Six Months Ended June 30, 2026 and 2025 (In thousands) (Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of EBITDA and adjusted EBITDA to net income attributable to common stock for the three and six months ended June 30, 2026 and 2025. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) equity in losses and earnings of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; and (v) change in fair value of non-marketable equity securities, net varies from period to period based on various factors, including changes in the financial performance of the investee, the investee’s operating environment and general market conditions. Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net income attributable to common stock (GAAP as reported)	$451,381	$229,250	$672,006	$373,508
Interest and other financing expenses	73,548	59,579	146,815	113,891
Interest income	(3,307)	(3,782)	(6,215)	(7,623)
Provision for income taxes	157,584	85,100	182,509	124,980
Depreciation expense	117,138	98,725	230,432	196,839
Amortization of intangible assets	156,957	113,178	309,338	222,740
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	8,426	7,340	16,858	12,740

EBITDA	961,727	589,390	1,551,743	1,037,075
Non-cash stock-based compensation	63,379	44,071	126,013	82,222
Acquisition and integration costs (a)	28,523	24,599	39,752	38,374
Equity in losses of non-integral unconsolidated affiliates	6,406	499	8,677	417
Increase in fair value of contingent consideration liabilities	6,487	10,203	16,399	14,560
Change in fair value of non-marketable equity security investments, net	—	—	10,380	—

Adjusted EBITDA	$1,066,522	$668,762	$1,752,964	$1,172,648

See note to follow.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures EBITDA and Adjusted EBITDA For the Three and Six Months Ended June 30, 2026 and 2025 (In thousands) (Unaudited)

(a)

The amounts include $1.9 million and $4.2 million for the three months ended June 30, 2026 and 2025 and $4.1 million and $8.5 million for the six months ended June 30, 2026 and 2025 that, pursuant to acquisition purchase agreements, were or will be withheld from the sellers’ proceeds, and have or will be paid to certain employees upon satisfaction of post-closing service obligations.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Free Cash Flow For the Three and Six Months Ended June 30, 2026 and 2025 (In thousands) (Unaudited)

Reconciliation of Free Cash Flow:

The following table presents a reconciliation of the non-GAAP financial measure of free cash flow to net cash provided by operating activities for the three and six months ended June 30, 2026 and 2025. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below. The following table shows dollars in thousands.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net cash provided by operating activities	$1,095,444	$295,711	$1,487,188	$538,909
Less: Net capital expenditures:
Capital expenditures	(230,955)	(140,349)	(451,048)	(273,111)
Cash proceeds from sale of property and equipment and related insurance settlements	21,479	15,074	34,248	22,390

Net capital expenditures	(209,476)	(125,275)	(416,800)	(250,721)

Free Cash Flow	$885,968	$170,436	$1,070,388	$288,188

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2026

(In thousands, except per share information)

(Unaudited)

The following table presents reconciliations of the non-GAAP financial measures of estimated adjusted net income attributable to common stock to estimated net income attributable to common stock and estimated adjusted diluted earnings per share attributable to common stock to estimated diluted earnings per share attributable to common stock for the full year ending December 31, 2026. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. Management believes that the exclusion of certain items from net income attributable to common stock and diluted earnings per share attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and better identify operating trends that may not otherwise be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers. However, these non-GAAP measures should not be considered as alternatives to net income attributable to common stock and diluted earnings per share attributable to common stock or other measures of performance that are derived in accordance with GAAP.

As to certain of the items below: (i) non-cash stock-based compensation expense may vary from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) amortization of intangible assets and amortization included in equity in earnings are impacted by Quanta’s acquisition activities and investments in integral unconsolidated affiliates, and therefore can vary from period to period; (iii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iv) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (v) equity in losses and earnings of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; (vi) change in fair value of non-marketable equity securities, net varies from period to period based on various factors, including changes in the financial performance of the investee, the investee’s operating environment and general market conditions and (vii) income tax contingency releases vary period to period and depend on the level of reserves for uncertain tax positions and the expiration dates under various federal and state statute of limitations periods.

Because adjusted net income attributable to common stock and adjusted diluted earnings per share attributable to common stock, as defined, exclude some, but not all, items that affect net income attributable to common stock and diluted earnings per share attributable to common stock, they may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measures, net income attributable to common stock and diluted earnings per share attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

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Quanta Services, Inc. and Subsidiaries

Reconciliation of Non-GAAP Financial Measures

Estimated Adjusted Net Income and

Adjusted Diluted Earnings Per Share

Attributable to Common Stock

For the Full Year 2026

(In thousands, except per share information)

(Unaudited)

	Estimated Range
	Full Year Ending
	December 31, 2026
Reconciliation of estimated adjusted net income attributable to common stock:
Net income attributable to common stock (as defined by GAAP)	$1,740,700	$1,817,100
Acquisition and integration costs (a)	44,600	44,600
Increase in fair value of contingent consideration liabilities	16,400	16,400
Equity in losses of non-integral unconsolidated affiliates	10,600	10,600
Change in fair value of non-marketable equity security investments, net	10,400	10,400
Non-cash stock-based compensation	267,200	267,200
Amortization of intangible assets	679,500	679,500
Amortization included in equity in earnings of integral unconsolidated affiliates	9,900	9,900
Income tax impact of adjustments (b)	(268,200)	(268,200)
Impact of income tax contingency releases	(2,100)	(2,100)

Adjusted net income attributable to common stock	$2,509,000	$2,585,400

Reconciliation of adjusted diluted earnings per share:
Diluted earnings per share attributable to common stock (as defined by GAAP)	$11.41	$11.92
Acquisition and integration costs (a)	0.29	0.29
Increase in fair value of contingent consideration liabilities	0.11	0.11
Equity in losses of non-integral unconsolidated affiliates	0.07	0.07
Change in fair value of non-marketable equity security investments, net	0.07	0.07
Non-cash stock-based compensation	1.75	1.75
Amortization of intangible assets	4.46	4.46
Amortization included in equity in earnings of integral unconsolidated affiliates	0.06	0.06
Income tax impact of adjustments (b)	(1.76)	(1.77)
Impact of income tax contingency releases	(0.01)	(0.01)

Adjusted diluted earnings per share	$16.45	$16.95

Weighted average shares outstanding for diluted and adjusted diluted earnings per share attributable to common stock	152,500	152,500

(a)

Includes $8.0 million that, pursuant to acquisition purchase agreements, was or will be withheld from the sellers’ proceeds and will be paid to certain employees upon satisfaction of post-closing service obligations.

(b)	The income tax impact of adjustments that are subject to tax is determined using the incremental statutory tax rates of the jurisdictions to which each adjustment relates for the respective periods.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated EBITDA and Adjusted EBITDA For the Full Year 2026 (In thousands) (Unaudited)

The following table presents the reconciliations of the non-GAAP financial measures of estimated EBITDA and estimated adjusted EBITDA to estimated net income attributable to common stock for the full year ending December 31, 2026. These reconciliations are intended to provide useful information to investors and analysts as they evaluate Quanta’s expected future performance. EBITDA is defined as earnings before interest and other financing expenses, taxes, depreciation and amortization, and adjusted EBITDA is defined as EBITDA adjusted for certain other items as described below. These measures should not be considered as an alternative to net income attributable to common stock or other financial measures of performance that are derived in accordance with GAAP. Management believes that the exclusion of these items from net income attributable to common stock enables Quanta and its investors to more effectively evaluate Quanta’s operations period over period and to identify operating trends that might not be apparent due to, among other reasons, the variable nature of these items period over period. In addition, management believes these measures may be useful for investors in comparing Quanta’s operating results with other companies that may be viewed as its peers.

As to certain of the items below: (i) non-cash stock-based compensation expense varies from period to period due to acquisition activity, changes in the estimated fair value of performance-based awards, forfeiture rates, accelerated vesting and amounts granted; (ii) acquisition and integration costs vary from period to period depending on the level and complexity of Quanta’s acquisition activity; (iii) change in fair value of contingent consideration liabilities varies from period to period depending on, among other things, the performance in post-acquisition periods of certain acquired businesses and the effect of present value accretion on fair value calculations; (iv) equity in losses and earnings of non-integral unconsolidated affiliates varies from period to period depending on the activity and financial performance of such affiliates, the operations of which are not operationally integral to Quanta; and (v) change in fair value of non-marketable equity securities, net varies from period to period based on various factors, including changes in the financial performance of the investee, the investee’s operating environment and general market conditions.

Because EBITDA and adjusted EBITDA, as defined, exclude some, but not all, items that affect net income attributable to common stock, such measures may not be comparable to similarly titled measures of other companies. The most comparable GAAP financial measure, net income attributable to common stock, and information reconciling the GAAP and non-GAAP financial measures, are included in the table to follow.

	Estimated Range
	Full Year Ending
	December 31, 2026
Net income attributable to common stock (as defined by GAAP)	$1,740,700	$1,817,100
Interest and other financing expenses, net	268,000	274,000
Provision for income taxes	540,000	579,700
Depreciation expense	478,000	478,000
Amortization of intangible assets	679,500	679,500
Interest, income taxes, depreciation and amortization included in equity in earnings of integral unconsolidated affiliates	33,100	33,100

EBITDA	3,739,300	3,861,400
Non-cash stock-based compensation	267,200	267,200
Acquisition and integration costs (a)	44,600	44,600
Increase in fair value of contingent consideration liabilities	16,400	16,400
Equity in losses of non-integral unconsolidated affiliates	10,600	10,600
Change in fair value of non-marketable equity security investments, net	10,400	10,400

Adjusted EBITDA	$4,088,500	$4,210,600

(a)

Includes $8.0 million that, pursuant to acquisition purchase agreements, was or will be withheld from the sellers’ proceeds and will be paid to certain employees upon satisfaction of post-closing service obligations.

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Quanta Services, Inc. and Subsidiaries Reconciliation of Non-GAAP Financial Measures Estimated Free Cash Flow For the Full Year 2026 (In thousands) (Unaudited)

The following table presents a reconciliation of the non-GAAP financial measure of estimated free cash flow to estimated net cash provided by operating activities for the full year ending December 31, 2026. This reconciliation is intended to provide useful information to investors and analysts as they evaluate Quanta’s expectations regarding its ability to generate the cash required to maintain and potentially expand its business. Free cash flow is defined as net cash provided by operating activities less net capital expenditures. Net capital expenditures is defined as capital expenditures less proceeds from the sale of property and equipment and from insurance settlements related to property and equipment. Management believes that free cash flow provides useful information to Quanta’s investors because free cash flow is viewed by management as an important indicator of how much cash is provided or used by routine business operations, including the impact of net capital expenditures. Management uses this measure for capital allocation purposes as it is viewed as a measure of cash available to fund debt payments, acquire businesses, repurchase common stock and debt securities, declare and pay dividends and transact other investing and financing activities. However, this measure should not be considered as an alternative to net cash provided by operating activities or other measures of performance that are derived in accordance with GAAP. The most comparable GAAP financial measure, net cash provided by operating activities, and information reconciling the GAAP and non-GAAP financial measures, are included below.

	Estimated Range
	Full Year Ending
	December 31, 2026
Net cash provided by operating activities	$2,900,000	$3,400,000
Less: Net capital expenditures	(900,000)	(900,000)

Free Cash Flow	$2,000,000	$2,500,000

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